Exhibit 99.1

                           OPHTHALMIC IMAGING SYSTEMS
                             2003 STOCK OPTION PLAN


     1.   Purposes of the Plan.

          (a) This stock option plan (the "Plan") is intended to provide an incentive to employees (including directors and officers who are employees) and non-employee directors of, and consultants and advisors to, Ophthalmic Imaging Systems, a California corporation (the "Company") or any of its Subsidiaries, and to offer an additional inducement in obtaining the services of such individuals.

          (b) The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock options which do not qualify as ISOs ("NQSOs"), and shares of stock of the Company that may be subject to contingencies or restrictions ("Restricted Stock"). ISOs and NQSOs are collectively referred to herein as "Options," and Options and Restricted Stock are collectively referred to as "Awards." The Company makes no representation or warranty, express or implied, as to the qualification of any Option as an "incentive stock option" or any other treatment of an Award under the Code.

          (c) Capitalized terms used but not defined elsewhere herein have the meanings assigned to them in Section 18 below.

     2. Stock Subject to the Plan. Subject to the provisions of Section 11, the aggregate number of shares of the Company's Common Stock, without par value ("Common Stock"), for which Awards may be granted under the Plan shall not exceed Seven Hundred Fifty Thousand (750,000) shares. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Section 12, any shares of Common Stock subject to an Award which for any reason expires or is forfeited, canceled, or terminated unexercised or which ceases for any reason to be exercisable, shall again become available for the granting of Awards under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

     3.   Administration of the Plan.

          (a) The Plan will be administered by the Board of Directors, or by a committee (the "Committee") consisting of two or more directors appointed by the Board of Directors. Those administering the Plan shall be referred to herein as the "Administrators." Notwithstanding the foregoing, if the Company is or becomes a corporation issuing any class of common equity securities required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent necessary to preserve any deduction under



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

Section 162(m) of the Code or to comply with Rule 16b-3 promulgated under the Exchange Act, or any successor rule ("Rule 16b-3"), any Committee appointed by the Board of Directors to administer the Plan shall be comprised of two or more directors each of whom shall be a "non-employee director," within the meaning of Rule 16b-3, and an "outside director," within the meaning of Treasury Regulation
Section 1.162-27(e)(3), and the delegation of powers to the Committee shall be consistent with applicable laws and regulations (including, without limitation, applicable state law and Rule 16b-3). Unless otherwise provided in the By-Laws of the Company, by resolution of the Board of Directors or applicable law, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

          (b) Subject to the express provisions of the Plan, the Administrators shall have the authority, in their sole discretion, to determine each person who shall be granted an Award; the type of Award to be granted, the times when an Award shall be granted; whether an Option granted to a Designee (as defined in
Section 4 below) shall be an ISO or a NQSO; the number of shares of Common Stock to be subject to each Award, and the terms on which each Award shall be exercised; the date each Award shall vest and/or become exercisable; whether an Award shall vest and/or be exercisable in whole or in installments, and, if in installments, the number of shares of Common Stock to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of grant of any Award or the exercise of any Option hereunder (or any installment of any such Award); whether shares of Common Stock may be issued upon the exercise of an Option granted under the Plan as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price or other amount to be paid in connection with the exercise of an Option granted under the Plan; the form of payment of the exercise price; the fair market value of a share of Common Stock; the restrictions and/or contingencies, if any, imposed with respect to an Award and whether and under what conditions to waive any such restrictions and/or contingencies; whether and under what conditions to restrict the sale or other disposition of the shares of Common Stock acquired upon the grant of an Award or exercise of an Option granted under the Plan and, if so, whether and under what conditions to waive any such restriction and/or contingencies; whether and under what conditions to subject the grant of all or any portion of an Award, the exercise of all or any portion of an Option granted under the Plan, the vesting of an Award, or the shares acquired pursuant to the exercise of an Option granted under the Plan to the fulfillment of certain restrictions and/or contingencies as specified in the contract or other document evidencing the Award (the "Agreement"), including, without limitation, restrictions and/or contingencies relating to (i) entering into a covenant not to compete with the Company, its Parent (if any) and any of its Subsidiaries,
(ii) financial objectives for the Company, any of its Subsidiaries, a division, a product line or other category and/or (iii) the period of continued employment with the Company or any of its Subsidiaries, and to determine whether such restrictions or contingencies have been met; whether to accelerate the date on which an Award may vest or an Option may be exercised or to waive any restriction or limitation with respect to an Award; the amount, if any, necessary to satisfy the obligation of the Company, any of its Subsidiaries or any Parent to withhold taxes or other amounts; whether a Designee has a Disability; with the consent of the Designee, to cancel or modify an Award; provided, however, that the modified provision is permitted to be included in an Award granted under the Plan on the date of the modification; provided, further, however, that in



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

the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such Option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to construe the respective Agreements and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision of the Plan or any Award granted under the Plan or any amendment to either which, under Rule 16b-3 or Section 162(m) of the Code, requires the approval of the Board of Directors, a committee of non-employee directors or the shareholders, in order to be exempt under
Section 16(b) of the Exchange Act (unless otherwise specifically provided herein) or to preserve any deduction under Section 162(m) of the Code; and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any Award granted under the Plan or any Agreement shall be determined unilaterally by the Administrators in their sole discretion. The determinations of the Administrators on matters referred to in this Section 3 shall be conclusive and binding on all parties. No Administrator or former Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder.

     4. Eligibility. The Administrators may from time to time, consistent with the purposes of the Plan, grant Awards to (a) employees (including officers and directors who are employees) of the Company, any of its Subsidiaries or the Parent, (b) consultants to the Company, any of its Subsidiaries or the Parent,
(c) advisors to the Company, any of its Subsidiaries or the Parent, and (b) such directors of the Company who, at the time of grant, are not common law employees of the Company, as the Administrators may determine in their sole discretion (each, a "Designee"). Such Awards granted shall cover the number of shares of Common Stock that the Administrators may determine in their sole discretion; provided, however, that if on the date of grant of an Award any class of common stock of the Company (including without the limitation the Common Stock) is required to be registered under Section 12 of the Exchange Act, the maximum number of shares subject to Awards that may be granted to any recipient under the Plan during any calendar year shall be 200,000 shares; provided further, however, that the aggregate fair market value (determined at the time any Option is granted) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such Designee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000). The One Hundred Thousand Dollar ($100,000) ISO limitation amount shall be applied by taking ISOs into account in the order in which they were granted. Any Option (or portion thereof) granted in excess of such ISO limitation amount shall be treated as a NQSO to the extent of such excess.

     5.   Grant of Options.

          (a)  The   Administrators  may  from  time  to  time,  in  their  sole discretion, consistent with the purposes of the Plan, grant Options to one or more Designees.

          (b) The exercise price of the shares of Common Stock under each Option shall be determined by the Administrators in their sole discretion; provided, however, that the exercise price of an ISO or any Option intended to satisfy the performance-based compensation exemption to the deduction limitation under
Section 162(m) of the Code shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and provided, further, however, that if, at the time an ISO is granted, the Designee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total



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

combined voting power of all classes of stock of the Company, any of its Subsidiaries or the Parent, the exercise price of such ISO shall not be less than one hundred and ten percent (110%) of the fair market value of the Common Stock subject to such ISO on the date of grant.

          (c) Each Option granted pursuant to the Plan shall be for such term as is established by the Administrators, in their sole discretion, at or before the time such Option is granted; provided, however, that the term of each Option granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of grant thereof, and provided further, that if, at the time an ISO is granted, the Designee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries or the Parent, the term of the ISO shall be for a period not exceeding five (5) years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

     6. Restricted Stock. The Administrators, in their sole discretion, may from time to time, consistent with the purposes of the Plan, grant shares of Common Stock to one or more Designees on such terms and conditions as the Administrators may determine in the applicable Agreement. The grant may require the Designee to pay such price per share therefore, if any, as the Administrators may determine in their sole discretion. The Administrators may subject such shares to such contingencies and restrictions as the Administrators may in their sole discretion determine, including, but not limited to, requirements to forfeit all or a portion of such shares back to the Company for no consideration, voting agreements and the withholding of dividends and other payments with respect to the shares. Until such time as all of the restrictions and contingencies lapse, the Administrators may require that such shares be held by the Company, together with a stock power duly endorsed in blank by the Designee.

     7.   Rules of Operation.

          (a) The fair market value of a share of Common Stock on any day shall be (i) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (ii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the Nasdaq Stock Market ("Nasdaq"), and (A) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of the Common Stock on such day on Nasdaq, or (B) if such information is not available, the average of the highest bid and the lowest asked prices per share for the Common Stock on such day on Nasdaq, or (iii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share for the Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses
(i), (ii) and (iii) of this Section 7(a) are all inapplicable because the Company's Common Stock is not publicly traded, or if no trades have been made or no quotes are available for such day, the fair market value of a share of Common Stock shall be determined by the Administrators by any method consistent with any applicable regulations adopted by the Treasury Department relating to stock options.

          (b) An Option granted under the Plan (or any installment thereof), to the extent then vested and exercisable, shall be exercised by giving written notice to the Company at its principal office stating which Option is being exercised, specifying the number of shares of Common Stock as to which such Option is being exercised and accompanied by payment in full of the aggregate exercise price therefore (or the amount due on exercise if the applicable Agreement permits installment payments) (i) in cash and/or by certified check,
(ii) with the authorization of the Administrators, with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all Awards being exercised, or (iii) some combination thereof; provided, however, that in no case may shares be tendered if such tender would require the Company to incur a charge against its earnings for financial accounting purposes. The Company shall not be required to issue any shares of Common Stock pursuant to the exercise of any Option until all required payments with respect thereto, including payments for any required withholding amounts, have been made.

          (c) The Administrators may, in their sole discretion, permit payment of the exercise price of an Option granted under the Plan by delivery by the Designee of a properly executed notice, together with a copy of the Designee's irrevocable instructions to a broker acceptable to the Administrators to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

          (d) In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

          (e) A Designee shall not have the rights of a shareholder with respect to such shares of Common Stock to be received upon the exercise or grant of an Award until the date of issuance of a stock certificate to the Designee for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Company's transfer agent representing such shares; provided, however, that until such stock certificate is issued or until such book entry is made, any Designee using previously acquired shares of Common Stock in payment of an Option exercise price shall continue to have the rights of a shareholder with respect to such previously acquired shares.

     8.   Termination of Relationship.

          (a) Except as may otherwise be expressly provided in the applicable Agreement, any Designee whose employment, consulting or advisory relationship with the Company, its Parent and any of its Subsidiaries has terminated for any reason other than the death or Disability of the Designee may exercise any Option granted to the Designee as an employee, consultant or advisor, to the extent exercisable on the date of such termination, at any time within three (3) months after the date of termination, but not thereafter and in no event after the date the Option would otherwise have expired; provided, however, that if the Designee's employment is terminated for Cause, such Option shall terminate immediately.

          (b) For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed ninety (90) days, or, if longer, so long as the individual's right to re-employment with the Company, any of its Subsidiaries or the Parent is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days and the individual's right to re-employment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

          (c) Except as may otherwise be expressly provided in the applicable Agreement, a Designee whose directorship with the Company has terminated for any reason other than the Designee's death or Disability may exercise the Options granted to the Designee as a director who was not an employee of or consultant to the Company or any of its Subsidiaries to the extent exercisable on the date of such termination, at any time within three (3) months after the date of termination, but not thereafter and in no event after the date the Option would otherwise have expired; provided, however, that if the Designee's directorship is terminated for Cause, such Option shall terminate immediately.

          (d) Except as may otherwise be expressly provided in the applicable Agreement, Options granted under this Plan to a director, officer, employee, consultant or advisor shall not be affected by any change in the status of the Designee so long as such Designee continues to be a director of the Company, or an officer or employee of, or a consultant or advisor to, the Company, any of its Subsidiaries or the Parent (regardless of having changed from one to the other or having been transferred from one entity to another).

          (e) Nothing in the Plan or in any Option granted under the Plan shall confer on any person any right to continue in the employ of or as a consultant to the Company, its Parent or any of its Subsidiaries, or as a director of the Company, or interfere in any way with any right of the Company, its Parent or any of its Subsidiaries to terminate such relationship at any time for any reason whatsoever without liability to the Company, its Parent or any of its Subsidiaries.

          (f) Except as may otherwise be expressly provided in the applicable Agreement, if a Designee dies (i) while the Designee is employed by, or a consultant or advisor to, the Company, its Parent or any of its Subsidiaries
(ii) within three (3) months after the termination of the Designee's employment, consulting or advisory relationship with the Company, its Parent or any of its Subsidiaries (unless such termination was for Cause or without the consent of the Company) or (iii) within one (1) year following the termination of such employment, consulting or advisory relationship by reason of the Designee's Disability, any Options granted to the Designee as an employee of, or consultant to, the Company or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of the Designee's death, by the Designee's Legal Representative, at any time within one (1) year after death, but not thereafter and in no event after the date the Option would otherwise have expired. Except as may otherwise be expressly provided in the applicable Agreement, any Designee whose employment, consulting or advisory relationship with the Company, its Parent or any of its Subsidiaries has terminated by reason of the Designee's Disability may exercise such Options, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the Option would otherwise have expired.



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

          (g) Except as may otherwise be expressly provided in the applicable Agreement, if a Designee dies (i) while the Designee is a director of the Company, (ii) within three (3) months after the termination of the Designee's directorship with the Company (unless such termination was for Cause) or (iii) within one (1) year after the termination of the Designee's directorship by reason of the Designee's Disability, the Options granted to the Designee as a director who was not an employee of, or consultant or advisor to, the Company or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of the Designee's death, by the Designee's Legal Representative at any time within one (1) year after death, but not thereafter and in no event after the date the Option would otherwise have expired. Except as may otherwise be expressly provided in the applicable Agreement, a Designee whose directorship with the Company has terminated by reason of Disability may exercise such Options, to the extent exercisable on the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the Option would otherwise have expired.

     9.   Compliance with Securities Laws.

          (a) It is a condition to the receipt or exercise of any Award that either (i) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such grant or exercise shall be effective and current at the time of such grant or exercise, or (ii) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such grant or exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any Award under the Securities Act or to keep any Registration Statement effective or current.

          (b) The Administrators may require, in their sole discretion, as a condition to the grant of an Award or the exercise of an Option granted under the Plan, that the Designee execute and deliver to the Company the Designee's representations and warranties, in form, substance and scope satisfactory to the Administrators, which the Administrators determine is necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, including without limitation, that (i) the shares of Common Stock to be issued upon the receipt of an Award or the exercise of an Option granted under the Plan are being acquired by the Designee for the Designee's own account, for investment only and not with a view to the resale or distribution thereof, and (ii) any subsequent resale or distribution of shares of Common Stock by such Designee will be made only pursuant to (A) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (B) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Designee, prior to any offer of sale or sale of such shares of Common Stock, shall provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

          (c) In addition, if at any time the Administrators shall determine that the listing or qualification of the shares of Common Stock subject to any Award on any securities exchange, Nasdaq or under any applicable law, or that the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an Award or the issuance of shares of Common Stock upon exercise of an Award, such

Award may not be granted or exercised in whole or in part, as the case may be, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrators.

     10. Award Agreements. Each Award shall be evidenced by an appropriate Agreement, which shall be duly executed by the Company and the Designee. Such Agreement shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Administrators in their sole discretion. The terms of each Award and Agreement need not be identical.

     11.  Adjustments upon Changes in Common Stock.

          (a) Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, spin-off, split-up, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which are outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding Award, and the exercise price of each Award, and the maximum number of shares subject to each Award that may be granted to any employee in any calendar year, shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties. Such adjustment may provide for the elimination of fractional shares that might otherwise be subject to Options without payment therefore. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 11 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 of the Exchange Act (if applicable to such Award), or
(ii) would be considered as the adoption of a new plan requiring shareholder approval.

          (b) Except as may otherwise be expressly provided in an applicable Agreement, in the event of (i) a liquidation or dissolution of the Company, or
(ii) any transaction (or series of related transactions) that is approved by a majority of the members of the Company's Board of Directors who were elected by shareholders prior to the first such transaction (including, without limitation, a merger, consolidation, sale of stock by the Company or its shareholders, tender offer or sale of assets) and in which either (A) the voting power (in the election of directors generally) of the Company's voting securities outstanding immediately prior to such transaction(s) ceases to represent more than fifty percent (50%) of the combined voting power (in the election of directors generally) of the Company or such surviving entity outstanding immediately after such transaction(s), or (B) all or substantially all of the Company's assets are sold to an unaffiliated third party, the Board of Directors of the Company, or the board of directors of any corporation or other legal entity assuming the obligations of the Company, shall, as to outstanding Options, either (x) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized entity which will be issuable in respect of the shares of Common Stock of the Company, provided that no additional benefits shall be conferred upon optionees as a result of such substitution, and the excess of the aggregate fair market value of the shares subject to the Options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to the Options immediately before such substitution over the purchase price thereof, or (y) upon written notice to the optionees, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding Options.

     12. Amendments and Termination of the Plan. The Plan was adopted by the Board of Directors on October 22, 2003. No Award may be granted under the Plan after October 22, 2013. The Board of Directors, without further approval of the Company's shareholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, or to comply with the provisions of Rule 16b-3 or Section 162(m) of the Code or any change in applicable laws or regulations, ruling or interpretation of any governmental agency or regulatory body; provided, however, that no amendment shall be effective, without the requisite prior or subsequent shareholder approval, which would (a) except as contemplated in Section 10, increase the maximum number of shares of Common Stock for which any Awards may be granted under the Plan, (b) change the eligibility requirements for individuals entitled to receive Awards hereunder, or (c) make any change for which applicable law or any governmental agency or regulatory body requires shareholder approval. No termination, suspension or amendment of the Plan shall adversely affect the rights of a Designee under any Award granted under the Plan without such Designee's consent. The power of the Administrators to construe and administer any Award granted under the Plan prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

     13. Non-Transferability. Except as may otherwise be expressly provided in the applicable Agreement, no Award granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and Options may be exercised, during the lifetime of the Designee, only by the Designee or the Designee's Legal Representatives. Except as may otherwise be expressly provided in the applicable Agreement, an Award, to the extent not vested, shall not be transferable otherwise than by will or the laws or descent and distribution. Except to the extent provided above, Awards may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

     14. Withholding Taxes. The Company, its Subsidiary or the Parent, as applicable, may withhold (a) cash or (b) with the consent of the Administrators (in the Agreement or otherwise), shares of Common Stock to be issued under an Award or a combination of cash and shares, having an aggregate fair market value equal to the amount which the Administrators determine is necessary to satisfy the obligation of the Company, a Subsidiary or the Parent to withhold federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an Option, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Designee to pay to the Company such amount, in cash, promptly upon demand.

     15.  Legends; Payment of Expenses.

          (a) The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant or exercise of an Award and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, (ii) implement the provisions of the Plan or any agreement between the Company and the Designee with respect to such shares of Common Stock, or (iii) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an ISO granted under the Plan.

          (b) The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon grant of an Award or exercise of an Option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

     16. Use of Proceeds; Unfunded Plan. The cash proceeds to be received upon the grant of an Award or the exercise of an Option granted under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine, in its sole discretion. The Company shall not be required to segregate any assets, nor shall the Plan be construed as providing for such segregation, nor shall the Board of Directors or the Committee, if designated, be deemed to be a trustee of any cash or assets in connection with the Plan. Any liability of the Company to any Designee or any beneficiary thereof shall be based solely upon any contractual obligations that may be created by the Plan and an Agreement, and no such obligation shall be secured by any pledge or other encumbrance on the property of the Company, any Subsidiary or the Parent.

     17. Substitutions and Assumptions of Awards of Certain Constituent Corporations. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the shareholders, substitute new Awards hereunder for prior awards of a Constituent Corporation or assume the prior options or restricted stock of such Constituent Corporation.

     18.  Definitions.

          (a) "Cause," in connection with the termination of a Designee, shall mean (i) "cause," as such term (or any similar term, such as "with cause") is defined in any employment, consulting or other applicable agreement for services between the Company and such Designee, or (ii) in the absence of such an agreement, "cause" as such term is defined in the Agreement executed by the Company and such Designee, or (iii) in the absence of both of the foregoing, (A) indictment of such Designee for any illegal conduct, (B) failure of such Designee to adequately perform any of the Designee's duties and responsibilities in any capacity held with the Company, any of its Subsidiaries or any Parent (other than any such failure resulting solely from such Designee's physical or mental incapacity), (C) the commission of any act or failure to act by such Designee that involves moral turpitude, dishonesty, theft, destruction of property, fraud, embezzlement or unethical business conduct, or that is otherwise injurious to the Company, any of its Subsidiaries or any Parent or any other affiliate of the Company (or its or their respective employees), whether financially or otherwise, (D) any violation by such Designee of any Company rule or policy, or (E) any violation by such Designee of the requirements of such Agreement, any other contract or agreement between the Company and such Designee or this Plan (as in effect from time to time); in each case, with respect to subsections (A) through (E), as determined by the Board of Directors.

          (b) "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or any Subsidiary in a transaction to which Section 424(a) of the Code applies (or would apply if the Option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

          (c) "Disability" shall mean permanent and total disability within the meaning of Section 22(e)(3) of the Code.

          (d) "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated Designee with respect to an Award granted under the Plan.

          (e) "Parent" shall mean any "parent corporation" within the meaning of
Section 424(e) of the Code.

          (f) "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code

     19.  Governing Law.

          (a) The Plan, any Awards granted hereunder, the Agreements and all related matters shall be governed by, and construed in accordance with, the laws of the State of California, without regard to conflict or choice of law provisions that would defer to the substantive laws of another jurisdiction.

          (b) Neither the Plan nor any Agreement shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Agreement to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

     20. Partial Invalidity. The invalidity, illegality or unenforceability of any provision in the Plan, any Award or Agreement shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

     21. Shareholder Approval. The Plan shall be subject to approval of the Company's shareholders. No Options granted hereunder may be exercised prior to such approval, provided, however, that the date of grant of any Option shall be determined as if the Plan had not been subject to such approval.

REQUEST TO EXERCISE FORM



                                                    Dated: ________________



         The undersigned hereby irrevocably elects to exercise all or part, as specified below, of the Vested Portion of the option ("Option") granted to him pursuant to a certain stock option agreement ("Agreement") effective _____________________, between the undersigned and Ophthalmic Imaging Systems (the "Company") to purchase an aggregate of _____________________ (__________)
shares of the Company's Common Stock, no par value (the "Shares").

         The undersigned hereby tenders cash in the amount of $__________ per share multiplied by _____________________ (_________), the number of Shares he is purchasing at this time, for a total of $_______________, which constitutes full payment of the total Exercise Price thereof.

                              INSTRUCTIONS FOR REGISTRATION OF SHARES
                              IN COMPANY'S TRANSFER BOOKS


                              Name: ____________________________________________
                                    (Please typewrite or print in block letters)

                              Address:____________________________________

                                      ____________________________________

                              Signature:  ________________________________


Accepted by Ophthalmic Imaging Systems:


By:      ______________________________

         ______________________________
         Name

         ______________________________
         Title